                                                                    EXHIBIT 10.1


                            SECOND AMENDMENT OF LEASE


      THIS SECOND AMENDMENT OF LEASE (this "Amendment"), is made as of the 10th day of July, 2000, between ASC-CSFB 30 BROAD, LLC, a New York limited liability company having an address c/o Murray Hill Properties LLC, 440 Ninth Avenue, Penthouse, New York, New York 10001 ("Landlord"), and K2 DESIGN, INC., a New York corporation having an office at 30 Broad Street, New York, New York 10004 ("Tenant").

                              W I T N E S S E T H:


      WHEREAS, by Agreement of Lease dated as of April 18, 1997 (the "Lease"), 30 BROAD ASSOCIATES, L.P., Landlord's predecessor-in-interest, let unto Tenant, and Tenant leased from Landlord's predecessor-in-interest the entire 16th floor (the "16th Floor Premises") of the building (the "Building") known as and by the street address of 30 Broad Street, New York, New York, as more particularly identified therein; and

      WHEREAS, the Commencement Date under the Lease has heretofore been fixed as April 18, 1997 and, accordingly, the Expiration Date of the Term is presently April 30, 2003; and

      WHEREAS, pursuant to a certain Amendment to Lease dated as of April 18, 1997, Landlord's predecessor-in-interest and Tenant modified and amended the Lease to provide for the leasing to Tenant of certain additional space in the basement of the Building (the "Basement Space"); and

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                                                                               2


      WHEREAS, Tenant now desires to further modify the Lease to provide for (i) an extension of the Term and (ii) the inclusion therein of a portion of the 15th floor of the Building, substantially as shown (by diagonal lines or shading) on the floor plan attached hereto as Exhibit A and made a part hereof (the "Additional Premises"), upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Lease, and of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

      1. Definitions.

      All capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Lease.

      2. Extension of the Term.

      The Expiration Date (as defined in the Lease) is hereby extended through and including the day immediately preceding the seven (7) year anniversary of the Rent Commencement Date (as hereinafter defined), or to such earlier date upon which the Term of the Lease shall cease and expire pursuant to the provisions of the Lease (as amended by this Amendment).

      3. The Additional Premises.

            (a) Effective as of the date upon which Landlord shall give Tenant possession of the Additional Premises (hereinafter the "Effective Date") and for the remainder

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                                                                               3


of the Term of the Lease, the Additional Premises shall be added to and included in the Demised Premises, upon and subject to all of the terms and conditions of the Lease, except as expressly modified by this Amendment. From and after the Effective Date, all references in the Lease to the Demised Premises shall be construed to include the 16th Floor Premises, the Basement Space and the Additional Premises.

            (b) If the Effective Date shall not have occurred on or prior to December 31, 2000 (the "Outside Date"), Tenant shall have the right to terminate this Amendment by giving notice to Landlord of Tenant's desire to do so not later than ten (10) days after the Outside Date and, upon the giving of such notice, this Amendment shall cease and terminate and Landlord shall return the additional security provided for in Section 14 below unless, within thirty (30) days after Landlord receives such notice of termination from Tenant, Landlord shall cause the Effective Date to occur; provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such termination, and the parties hereto further agree that any failure by Landlord to cause the Effective Date to occur on or prior to the Outside Date shall in no other way affect the obligations of Tenant under the Lease nor shall the same be construed in any way to extend the Term. This
Section 3(b) shall be deemed to be an express provision to the contrary under
Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

            (c) Upon request of Landlord at any time after the Effective Date has been determined, Tenant agrees to join in the execution of a written agreement, in form reasonably satisfactory to Landlord, setting forth the respective dates for the Effective Date,

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                                                                               4


the Rent Commencement Date and the Expiration Date hereunder; provided, however, that the failure of Tenant to execute and deliver any such statement shall in no way affect the occurrence thereof or the rights or obligations of the parties hereunder.

      4. Rent.

            (a) Anything in Section 1.01 of the Lease to the contrary notwithstanding, commencing from and after the date hereof through and including the Expiration Date, Fixed Rent for the Demised Premises shall be at the following rates:


(i) From and after the date hereof through and                $248,018.00 per annum (or
including the day preceding the Effective Date:               $20,668.17 per month)

(ii) From and after the Effective Date through                $682,400.00 per annum (or
and including the day immediately preceding                   $56,866.67 per month)
the fourth (4th) anniversary of the Rent
Commencement Date:

(iii)  From and after the fourth (4th)                        $727,800.00 per annum (or
anniversary of the Rent Commencement Date                     $60,650.00 per month)
through and including the Expiration Date:


Notwithstanding the foregoing, provided that no default by Tenant shall have occurred and be continuing under the terms of the Lease beyond the expiration of any applicable period of notice and cure, Landlord will allow Tenant a credit against Fixed Rent in the amount of $255,900.00 (the "Credit"), to be applied against Fixed Rent coming due from and after the Effective Date at the rate of $56,866.67 per month, until the cumulative amount of the Credit shall have been fully liquidated. As used herein, the term "Rent Commencement Date" shall mean the date which is 135 days after the Effective Date.

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                                                                               5


            (b) Nothing in this Section 4 shall be deemed to modify or diminish Tenant's obligation to continue to pay any and all increases in Fixed Rent heretofore and/or hereafter provided for in Section 3.02 of the Lease (as unamended by this Amendment) with respect to the 16th Floor Premises and the Basement Space, until such time as the Effective Date shall have occurred, whereupon any such Fixed Rent obligation thereafter becoming due under the Lease in respect of the 16th Floor Premises and the Basement Space shall cease until the Rent Commencement Date.

            (c) Tenant shall pay Fixed Rent for the Demised Premises in advance at the times and in the manner provided in Article 1 of the Lease for the payment of Fixed Rent thereunder.

      5. Taxes.

            (a) From and after the Effective Date, Tenant shall pay additional rent for the Demised Premises in accordance with Article 3.01 of the Lease, except that (i) the term "Base Tax" in Section 3.01(A)(a) of the Lease shall mean Taxes for the Tax Year commencing July 1, 2000 and ending June 30, 2001, as finally determined, exclusive of (x) any special assessments (improvement district assessments or otherwise) and (y) any amounts described in clause (ii) of the definition of Taxes, and (ii) Tenant's Tax Share for the Demised Premises shall be deemed to be 5.44%.

            (b) Nothing contained in this Amendment shall relieve or otherwise affect Tenant's obligation to continue to pay additional rent for the 16th Floor Premises and the Basement Space in accordance with the provisions of Section
3.01 of the Lease (as unamended by this Amendment), until such time as the Effective Date shall have occurred, whereupon any such additional rent obligation thereafter becoming due under the Lease in respect of the 16th Floor Premises and the Basement Space shall cease until the Rent Commencement Date.

            (c) Section 3.01 of the Lease is hereby supplemented by the addition of the following paragraph to the end thereof:

                  "E. Tenant acknowledges that Landlord has or may obtain benefits under the New York City Industrial and Commercial Incentive Program and the rules and regulations promulgated thereunder (the "ICIP"). Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to pay taxes or charges which became due because of a willful neglect or fraud by Landlord in connection with the ICIP, or otherwise relieve or indemnify Landlord from any personal liability arising under NYC Administrative Code Section 11-265, except where such impositions are caused by the actions of Tenant. Tenant agrees to report to Landlord the number of workers permanently engaged in employment in the Demised Premises, the nature of each worker's employment and whether to Tenant's knowledge after due inquiry each worker is a New York City resident. Tenant further agrees to provide access to the Demised Premises to the New York City Department of Finance at all reasonable times and upon reasonable notice at the request of Landlord."

            (d) The parties understand that the Demised Premises are located in the geographical area which is eligible for real property tax abatement (the "Abatement") under the New York City Downtown Commercial Revitalization Program (the "Program"). Landlord acknowledges that Tenant may request that Landlord join Tenant in executing an application (the "Application") for eligibility in the Program subject to Tenant's agreement to, and, compliance with, the terms of this Section and Exhibit B attached hereto. Pursuant to the Program, the parties agree that "tenant's percentage share" shall be Tenant's Tax Share in respect of the Additional Premises or 2.07%, that an application for abatement of real property taxes will be made in respect of the Additional Premises if all statutory requirements are fulfilled, that the rent including amounts payable by the Tenant for real property taxes will accurately reflect any abatement of real property taxes, that at least $5.00 or $35.00 per square foot must be spent on improvements to the Additional Premises and the common areas, the amount being dependent upon the length of the Lease and whether it is a new, renewal or expansion lease, and that all abatements granted will be revoked if, during the benefit period, real estate taxes, water or sewage charges or other lienable charges are unpaid for more than one (1) year, unless such delinquent amounts are paid as provided in the relevant law. If all statutory requirements are fulfilled, Tenant agrees to use reasonable efforts to the extent within its control to obtain and maintain any such available tax abatement and Landlord shall cooperate with Tenant in connection therewith. The installment(s) of Fixed Rent payable after the effective date of any such abatement shall be reduced by the amount of the abatement of Taxes applicable as a result of this Amendment to the extent that any payment of Taxes by Landlord has been reduced or Landlord has received a refund as a result thereof.

      6. Additional Rent.

            (a) From and after the Effective Date, the provisions of Section
3.02 of the Lease shall no longer be in effect, and in lieu thereof, and in lieu of any other porter-wage, operating expense or similar escalations which would otherwise be due and payable by Tenant to Landlord in respect of the Demised Premises, the parties have agreed that in addition to increases in Fixed Rent for the Demised Premises under Section 4(a) of this Amendment, the Fixed Rent for the Demised Premises shall be further increased by 2.0% cumulatively on January 1, 2002 and on each January 1 thereafter for the ensuing one-year period of the Term and that, accordingly, Fixed Rent for the Demised Premises shall be payable during the Term in the aggregate as follows:

                  (i) During the period commencing on January 1, 2001 (the "Reference Date") and ending on the day preceding the first (1st) anniversary of the Reference Date, Tenant shall pay Landlord Fixed Rent at the rate then payable pursuant to Section 4(a) hereof.

                  (ii) During the period commencing on the first (1st) anniversary of the Reference Date and ending on the day preceding the second
(2nd) anniversary of the Reference Date, Tenant shall pay Landlord Fixed Rent at a rate equal to 102.0% of the Fixed Rent rate then payable pursuant to Section 4(a) hereof.

                  (iii) During the period commencing on the second (2nd) anniversary of the Reference Date and ending on the day preceding the third
(3rd) anniversary of the Reference Date, Tenant shall pay Landlord Fixed Rent at a rate equal to 104.04% of the Fixed Rent rate then payable pursuant to Section 4(a) hereof.

                  (iv) During the period commencing on the third (3rd) anniversary of the Reference Date and ending on the day preceding the fourth
(4th) anniversary of the Reference Date, Tenant shall pay Landlord Fixed Rent at a rate equal to 106.12% of the Fixed Rent rate then payable pursuant to Section 4(a) hereof.

                  (v) During the period commencing on the fourth (4th) anniversary of the Reference Date and ending on the day preceding the fourth
(4th) anniversary of the Rent Commencement Date, Tenant shall pay Landlord Fixed Rent at a rate equal to 108.24% of the Fixed Rent rate then payable pursuant to
Section 4(a) hereof.

                  (vi) During the period commencing on the fourth (4th) anniversary of the Rent Commencement Date and ending on the day preceding the fifth (5th) anniversary of the Reference Date, Tenant shall pay Landlord Fixed Rent at a rate equal to 108.24% of the Fixed Rent rate then payable pursuant to
Section 4(a) hereof.

                  (vii) During the period commencing on the fifth (5th) anniversary of the Reference Date and ending on the day preceding the sixth
(6th) anniversary of the Reference Date, Tenant shall pay Landlord Fixed Rent at a rate equal to 110.41% of the Fixed Rent rate then payable pursuant to Section 4(a) hereof.

                  (viii) During the period commencing on the sixth (6th) anniversary of the Reference Date and ending on the seventh (7th) anniversary of the Reference Date, Tenant shall pay Landlord Fixed Rent at a rate equal to 112.62% of the Fixed Rent rate then payable pursuant to Section 4(a) hereof.

                  (ix) During the period commencing on the seventh (7th) anniversary of the Reference Date and ending on the Expiration Date, Tenant shall pay Landlord Fixed Rent at a rate equal to 114.87% of the Fixed Rent rate then payable pursuant to Section 4(a) hereof.

                  (b) The following shall be added to the end of Article 3 of the Lease as a new Section 3.08:

            "3.08 Tenant shall also pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, which Landlord is now or hereafter is required to pay with respect to the Demised Premises or the Lease."

        7. Condition of Additional Premises.

            (a) Tenant acknowledges that Tenant is fully familiar with the condition of the Additional Premises, that Tenant shall take possession of the Additional Premises in its then present "as is" condition on the Effective Date, and that Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Additional Premises for Tenant's occupancy other than to
(i) reconstruct the public corridor on the 15th floor of the Building (including new ceiling, lighting, wall treatment and carpeting), generally where shown on Exhibit A annexed hereto; and (ii) provide a point of connection to the Class E fire safety system of the Building, all as more particularly described in
Section 7(g) below (items (i) and (ii) are, collectively, "Landlord's Additional Premises Work"). Tenant acknowledges that Landlord's Additional Premises Work may be performed by Landlord contemporaneously with the completion by Tenant of initial alterations proposed by Tenant to prepare the Additional Premises for Tenant's occupancy ("Initial Alterations") and Tenant hereby agrees to provide Landlord and its agents and employees access to the Additional Premises during Business Hours on Business Days in order for Landlord to cause to be performed such items of work; it being agreed that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. Notwithstanding the foregoing, Landlord expressly undertakes to substantially complete Landlord's Additional Premises Work within ninety (90) days after the completion of Tenant's Initial Alterations, subject to delay by reason of Force Majeure Causes. Tenant at its sole cost and expense, may make all such alterations as Tenant may consider necessary or desirable in furtherance of Tenant's occupancy of the

Additional Premises in compliance with all applicable requirements of insurance bodies having jurisdiction over the Building, the provisions of Article 6 of the Lease and this Section 7(a), and in such manner as not to interfere with, delay or impose any additional expense upon Landlord in the maintenance or operation of the Building. Subject to Landlord's approval of plans and specifications therefore and to Tenant's compliance with all applicable requirements of law and the provisions of Article 6, 7 and 8 of the Lease, Tenant shall have the right to install an interior stairway connecting the Additional Premises to the 16th Floor Premises.

            (b) Notwithstanding anything contained in Section 7(a) to the contrary, if asbestos is discovered in the Additional Premises in connection with Tenant's Initial Alterations, Landlord shall, at Landlord's expense, remove or enclose the asbestos to the extent required by, and in accordance with, all applicable Legal Requirements.

            (c) Subject to the terms and conditions set forth below, Landlord shall contribute up to $261,000.00 ("Landlord's Contribution") toward costs incurred by Tenant in connection with Tenant's Initial Alterations in the Additional Premises (it being agreed that Tenant may expend up to $26,000 of Landlord's Contribution on account of so-called "soft costs", including architectural, engineering, expediting and other consulting fees, and all necessary building department permits and approvals, but not including expenditures on personal property not constituting a permanent leasehold improvement).

            Landlord shall disburse from time to time, but not more often than once in any thirty (30) day period, within ten (10) Business Days after receipt of Tenant's request therefor, that portion of Landlord's Contribution equal to the amount set forth in Tenant's requisition; provided, however, that no advance shall be made if, and for so long as, Tenant shall be in default under the Lease beyond any applicable notice and cure period. No advance shall be made until (a) Landlord receives a request therefor from Tenant, (b) Landlord receives a certification of performance (AIA G702 REQ Form) from the architect of record and (c) Tenant submits to Landlord the following:

                  (1) A certificate signed by Tenant and Tenant's architect dated not more than ten (10) days prior to such request setting forth (a) the sum then justly due to contractors, subcontractors, materialmen, engineers, architects and other persons who have rendered services or furnished materials in connection with Tenant's Initial Alterations, (b) a brief description of such services and materials and the amounts paid or to be paid from such requisition to each of such persons in respect thereof, (c) that the work described in the certificate has been completed substantially in accordance with Tenant's plans (this statement need not be made by Tenant, only by Tenant's architect), (d) that there has not been filed with respect to the Additional Premises or the Building or any part thereof or any improvements thereon, any vendor's, mechanic's, laborer's, materialmen's or other like liens arising out of Tenant's Initial Alterations which has not been discharged of record, and (e) that Tenant has complied with all of the conditions set forth in the Lease applicable to alterations, including the requirement that Tenant comply with Legal Requirements (statements (d) and (e) need not be made by Tenant's architect, only by Tenant); and

                  (2) Partial lien waivers, paid receipts or such other proof of payment as Landlord shall reasonably require for all work done and materials supplied by all trade contractors, subcontractors and materialmen prior to the current requisition.

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            Any portion of Landlord's Contribution remaining unpaid following
(i) the completion of Tenant's Initial Alterations, (ii) the submission to Landlord of all of Tenant's requisitions for payment in respect thereof, and
(iii) payment by Landlord of all sums evidenced by such requisitions, shall be retained by Landlord without credit to Tenant and without any abatement of Fixed Rent and/or additional rent hereunder. Notwithstanding anything to the contrary contained in this Section 7, if, at the time any payment by Landlord to Tenant of all or any portion of Landlord's Contribution is required to be made, Tenant is in arrears in the payment of Fixed Rent or additional rent under the Lease beyond any applicable period of notice and cure, then Landlord may offset the amount of such arrearages against the payment then due from Landlord hereunder.

                  (d) Tenant expressly acknowledges that Landlord has applied for or may apply for the Property Tax Exemption and Deferral created by Title II, Chapter 2, Part 3 of the Administrative Code of the City of New York and accordingly, this Lease is subject to the provisions of Executive Order Nos. 50
(1980) and 100 (1986) and the Rules and Regulations promulgated thereunder, as same may from time to time be amended and the New York City Industrial and Commercial Incentive Program and the Rules and Regulations promulgated thereunder ("ICIP"). To the extent required, all work (including, but not limited to, all alterations or improvements by Tenant) must be done in strict compliance with the ICIP laws for as long as the Building continues to qualify for ICIP benefits and, to the extent required, Tenant acknowledges that Landlord may be required to condition its approval for any work to be done within the Additional Premises on the approval of a governmental agency in connection with the foregoing. In furtherance of the foregoing, Tenant and Tenant's contractor must cooperate in filing documents required by the Department of Finance and the Department of Business Services of the City of New York in the procurement of an ICIP exemption, the Lower Manhattan Energy Program ("LMEP") abatement, and the Lower Manhattan Real Property Tax Abatement Program ("LMRPTAP").

                  (e) Landlord shall not be required to expend the final ten percent (10%) of Landlord's Contribution until it has received from Tenant's architect, and Tenant's architect shall be responsible for obtaining, all certificates of final approval required by any governmental or quasi-governmental body in respect of Tenant's Initial Alterations and Tenant and Tenant's contractor shall submit any necessary filings required by the ICIP, the LMEP and/or the LMRPTAP. In the event Tenant (i) fails to obtain the certificates and approvals described above within six (6) months following the date Tenant has commenced beneficial occupancy of the Additional Premises, or
(ii) fails to bond or discharge any mechanic's lien filed against the Additional Premises or the Building or the Property or Landlord's leasehold interest therein for work claimed to have been done for or materials claimed to have been furnished to Tenant in connection with Tenant's Initial Alterations within the time period provided therefor in Section 6.02 of the Lease, then and in either such event, Landlord, upon twenty (20) days prior notice to Tenant, shall have the right to hire its own contractors or expediters to obtain said certificates and/or approvals and/or to discharge such liens, by payment, filing of the bond required by law or otherwise, and, at Landlord's option, to use all or any portion of the final ten percent (10%) of Landlord's Contribution in its reasonable attempt to do so, and Tenant, upon Landlord's demand, shall reimburse Landlord for all unreimbursed costs so incurred in obtaining said certificates and/or approvals, and/or in cancelling, bonding and/or discharging such liens.

                  (f) Following completion of any alterations or improvements by Tenant, Tenant shall cause Tenant's architect to obtain and such architect shall be responsible for obtaining final approval of alterations or improvements by Tenant from the New York City Department of Buildings and other regulatory bodies having jurisdiction. In addition, Tenant shall be required to sign a written statement in form satisfactory to Landlord acknowledging the total cost of Tenant's Initial Alterations.

                  (g) Any modifications, changes or alterations to the Class E fire safety system of the Additional Premises (the "Fire Safety System"), including, without limitation, speakers, strobes and pull stations are deemed to be an alteration or improvement by Tenant and, in connection therewith, Tenant may use only the contractor or contractors designated by Landlord. Subsequent to any alterations or improvements by Tenant to the Fire Safety System, such system shall be repaired and maintained only by the contractors designated by Landlord from time to time, at Tenant's cost. Landlord shall provide a connection point for the Fire Safety System to the existing DGP panel closest to the Additional Premises, provided, however, that Tenant, at its own sole cost and expense, shall install the strobes, speakers and pull stations of the Fire Safety System and shall be responsible for all tie-ins between the Additional Premises and such panel.

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      8. Electricity.

            (a) Anything in Section 4.04 of the Lease to the contrary not with standing, Landlord represents that the risers, feeders and wiring of the Additional Premises shall provide a connected load of up to six (6) watts per rentable square foot of the Additional Premises (exclusive of air-conditioning).

            (b) Supplementing the provisions of Section 45.14 of the Lease, upon the termination of the Lease, any supplemental air-conditioning equipment theretofore installed by or for the benefit of Tenant shall be and become Landlord's property for no additional consideration and shall not be removed by Tenant.

            (c) From and after the Effective Date, Article 4 of the Lease shall be further amended with respect to the Additional Premises only, as follows:

                  (i) All references to the Commencement Date in Section 4.01 shall be deemed to refer to the Effective Date hereunder;

                  (ii) The third sentence of Section 4.03 shall be amended so as to delete the number "$875.00", and by inserting in lieu thereof the number "$1,993.75"; and

                  (iii) The second and fourth sentences of Section 4.03 shall be amended to as to provide that Landlord shall initially furnish and install the submeter for the Additional Premises in lieu of Tenant and that such installation shall be completed within sixty (60) days after Tenant's installation of a properly sized and wired meter pan therefor, subject to delay by reason of Force Majeure Causes. The submeter to be so installed by Landlord pursuant hereto, shall not measure usage by the air-conditioning unit serving the entire 15th floor of the Building; and

                  (iv) The reference to "August 1980" in Section 4.03 shall be deleted and the date "January 1, 2000" shall be inserted in lieu thereof.

            (d) Section 4.05 of the Lease is hereby deleted in its entirety and replaced by the following new Section 4.05:

      "4.05 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the utility company providing the Building with electricity (the "Utility Company") or for any other reason whatsoever, except to the extent such failure or defect is caused by Landlord's negligence or willful misconduct. Notwithstanding the preceding provisions of this Section 4.05, Tenant covenants and agrees that (i) any rights of Tenant to make a claim against Landlord or its agents, servants or employees as contemplated herein shall be subject to the waiver of subrogation provisions set forth in Article 9.08 of this Lease, and (ii) in no event shall Tenant be entitled to make a claim for consequential, indirect or special damages pursuant to this Section 4.05."

            (e) The following new Sections 4.08 and 4.09 are hereby added to the end of Article 4 of the Lease, to read in full as follows:

      "4.08 Landlord's failure during the Term of this Lease to prepare and deliver any statements or bills under this Article 4 or Landlord's failure to make a demand under this Article 4 or any other provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any amount of additional rent which may have become due pursuant to this Article 4 during the Term. Tenant's liability for any amounts due under this Article 4 shall continue unabated during the remainder of the Term and shall survive the expiration or sooner termination of this Lease.

      4.09 (a) If at any time during the Term, Tenant shall be receiving direct electric service from the Utility Company, then and in that event and provided that Tenant has obtained the prior written consent of Landlord thereto, which consent shall not be unreasonably withheld, Tenant may elect to utilize the services of an alternative electricity service provider ("ASP") rather than the Utility Company to provide such service to Tenant or to install its lines or other equipment within the Building.

            (b) Without limiting the generality of subparagraph (a) of this
Section 4.09, Landlord may withhold its consent unless all of the following conditions are satisfied to Landlord's reasonable satisfaction in a written agreement between ASP and Tenant or by any other means reasonably acceptable to
Landlord:

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                  (i) Landlord shall incur no expenses whatsoever with respect to any aspect of ASP's provision of its services, including without limitation, the cost of installation, service, and material;

                  (ii) prior to commencement of any work in or about the Demised Premises and/or the Building by ASP, ASP shall supply Landlord with verification evidencing, in Landlord's reasonable judgment, ASP is (A) properly insured, and
(B) financially capable of covering any uninsured damage;

                  (iii) prior to the commencement of any work in or about the Building by ASP, ASP shall agree in writing to abide by such rules and regulations, job site rules, and such other requirements as are reasonably determined by Landlord to be necessary to protect the interest of the Building and the safety of its occupants;

                  (iv) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of ASP's equipment and materials, including without limitation, in the electricity risers;

                  (v) ASP is, in Landlord's reasonable judgment, licensed and reputable, as evidenced by documents reasonably satisfactory to Landlord;

                  (vi) ASP agrees, in a license agreement signed by Landlord and ASP, to compensate Landlord in an amount reasonably determined by Landlord for
(A) space used in the Building for the storage and maintenance of ASP's equipment ("ASP's Space"); and (B) all costs that may be incurred by Landlord in arranging for access by ASP's personnel, security for ASP's equipment, and any other such costs as Landlord may reasonably incur;

                  (vii) ASP and Tenant agree that Landlord shall have the right to reasonably supervise ASP's performance of any work in or about the Building, including, without limitation, any installations or repairs, and any expenses incurred by Landlord in connection with such supervision shall be at the expense of Tenant and/or ASP;

                  (viii) ASP agrees that Landlord shall have the right to enter ASP's Space at any time in the event of an emergency and at all reasonable times and upon reasonable notice for the purpose of (A) inspecting same; (B) making repairs to ASP's Space and performing work therein as may be necessary, in Landlord's judgment; or (C) exhibiting ASP's Space for purposes of sale, lease, ground lease, or financing.

            (c) Landlord's consent under this Section shall not be deemed to be a warranty or representation by Landlord, including without limitation, as to the suitability or competence of ASP.

            (d) Tenant acknowledges and agrees that all electricity services obtained by Tenant from ASP shall be ordered and utilized at the sole expense of Tenant.

            (e) Tenant agrees that to the extent service by ASP is interrupted, curtailed or discontinued for whatever reason, Landlord shall have no obligation or liability with respect thereto.

            (f) Tenant shall indemnify and hold harmless Landlord for all losses, claims, demands, expenses, and judgments against Landlord caused by or arising out of, either directly or indirectly, any acts or omissions by ASP.

            (g) Notwithstanding any provision herein to the contrary, the refusal of Landlord to consent to any prospective ASP shall not be deemed a default or breach by Landlord of its obligations under this Lease.

            (h) Landlord shall have the right at any time and from time to time during the Term to require Tenant to contract for electricity service with a different ASP or ASPs, provided the cost of such service shall not exceed the cost of service then available to Tenant."

      9. Insurance, Loss, Reimbursement, Liability.

      The first sentence of Section 9.09 of the Lease is hereby amended by inserting the following words before the period: "and (aa) a business income (interruption) policy in an amount at least equal to one year's Fixed Rent and additional rent then payable under this Lease or in such greater amounts as landlords of similar properties in the Wall Street area of Manhattan shall from time to time reasonably require."

      10. Condemnation.

      Article 14 of the Lease is hereby deleted in its entirety and the following substituted therefor:

      "14.01 In the event that the whole of the Building or the Demised Premises or Landlord's leasehold interest in the Land shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent and additional rents shall be reduced by the amounts allocable to the part of the Demised Premises so taken or condemned. In the event that such portion of the Building or Landlord's leasehold interest in the Land shall be so condemned or taken so that substantial structural alterations or reconstruction of the Building shall be necessary as a result thereof, then
(a) (whether or not the Demised Premises be affected) Landlord may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the Demised Premises (30% or more) or of a substantial part of the means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and additional rents shall be abated to the extent hereinbefore provided in this Article 14.

      14.02 In the event of termination of this Lease in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the Fixed Rent and additional rent payable hereunder shall be apportioned as of such date.

      14.03 In the event of any condemnation or taking of all or a part of the Building or Landlord's leasehold interest in the Land, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and agrees that it shall not be entitled to receive any part of such award; provided, however, that Tenant shall be entitled to make a separate claim for its trade fixtures and moving expenses.

      14.04 In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

      14.05 In the event any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the Fixed Rent hereunder shall be reduced and additional rents shall be adjusted in the same manner as is provided in Section 14.01 hereof according to the reduction in rentable square footage of the Demised Premises resulting from such taking.

      14.06 If the whole or any part of the Demised Premises (but not any other portion of the Building or Landlord's leasehold interest in the Land) shall be taken in condemnation proceedings or by any right of eminent domain for temporary use or occupancy, the foregoing provisions of this Article 14 shall not apply and Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of Fixed Rent and all additional rent and other charges payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. Tenant shall be entitled to receive the entire amount of the condemnation proceeds (after deducting Landlord's reasonable costs and expenses, if any, in obtaining same) (the "Net Proceeds") made for such temporary taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the termination of this Lease, in which case the Net Proceeds shall be apportioned between Landlord and Tenant upon receipt thereof as of the date of termination of this Lease; provided, however, that the portion of any award or payment allowed or retained for restoration of the Demised Premises shall remain the property of Landlord if such period of temporary use or occupancy shall extend beyond the expiration of the Term. Tenant shall, upon expiration of any such period of temporary use or occupancy during the term of this Lease, restore the Demised Premises, as nearly as may be reasonably practicable, to the condition in which the same were immediately prior to such taking. Any portion of the Net Proceeds actually received by Tenant as compensation for the cost of restoration of the Demised Premises shall, if such period of temporary use or occupancy shall extend beyond the expiration of the Term, be paid to Landlord on the date of termination of this Lease to the extent not theretofore disbursed by Tenant in connection with restoration of the Demised Premises."

      11. Cleaning Specifications.

      Schedule E of the Lease is hereby deleted in its entirety and Exhibit C attached hereto is substituted therefor.

      12. Brokerage.

      Each of Landlord and Tenant covenants, represents and warrants to the other that it has had no dealings or negotiations with any broker or agent in connection with the consummation of this Amendment other than Murray Hill Properties LLC. In consideration of the foregoing, Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against, any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent, other than the broker specifically set forth in this Section, with respect to this Amendment or the negotiation thereof if such claim or claims by any such broker or agent are based in whole or in part on dealings with Tenant or its representatives. Landlord agrees to pay to the broker specified in this Section such compensation, commissions or charges to which they are entitled pursuant to separate agreement between said broker and Landlord.

      13. Services. Anything in Section 21.01(a) of the Lease to the contrary notwithstanding, Tenant acknowledges that air-conditioning is presently provided to the Additional Premises by an air-conditioning unit which serves the entire 15th floor of the Building (the "Unit"). Landlord shall, at Landlord's expense, furnish all such electric energy as is required to operate the Unit and shall maintain such air-conditioning equipment in good order and repair (or replace the same with comparable capacity) throughout the Term, subject to Force Majeure Causes and the provisions of Section 21.01 of the Lease.

      14. Security Deposit. (a) Supplementing the provisions of Section 40.01 of the Lease, simultaneous with the execution of this Amendment, Tenant is delivering its check, subject to collection, in the amount of $99,289.00, in order to increase the cash security deposited under the Lease to $250,000.00.

            (b) The following shall be added to the end of Article 40 of the Lease as a new Section 40.06:

      "40.06 Anything hereinabove to the contrary notwithstanding, if no payment of Fixed Rent or Additional Rent shall at any time theretofore have been made more than 60 days after its due date, Tenant shall be permitted to reduce the amount of the security required to be deposited hereunder by $50,000.00 on January 1, 2002 and on each of the next three (3) one (1) year anniversaries of such date, until the security deposited hereunder shall have been reduced to $50,000.00; provided, however and notwithstanding anything to the contrary contained herein, no reduction in such security shall be permitted unless on the date of the reduction no default shall then exist and be continuing under this Lease beyond any applicable period of notice and cure. If the security is in cash, Landlord will pay to Tenant the amount of any applicable reduction within fifteen (15) Business Days after Tenant's request therefor. If the security is then held in the form of a letter of credit, Landlord will accept a letter of credit in the reduced amount in exchange for the existing Security Letter, or, at the sole cost and expense of Tenant, will accept an endorsement of the Security Letter reducing the amount thereof to the reduced amount."

      15. Option To Terminate. Article 42 of the Lease is hereby deleted in its entirety and replaced by the following new Article 42:

                                   "ARTICLE 42

                               RIGHT TO TERMINATE

      42.01 Tenant shall have the right (the "Termination Right") effective as of the five (5) year anniversary of the Rent Commencement Date (the "Early Termination Date"), but not at any other time, to terminate this Lease upon the terms and subject to the conditions set forth below, provided that (i) this Lease shall be in full force and effect, (ii) K-2 Design, Inc. and/or its Affiliates shall be in actual occupancy of the entire Demised Premises, and
(iii) Tenant is not in default in the payment of Fixed Rent or any additional rent under this Lease or otherwise in default hereunder beyond any applicable period of notice and/or cure, in all such cases both on the date that Tenant delivers to Landlord written notice that it is electing to exercise the Termination Right and on the Early Termination Date. If Tenant desires to exercise the Termination Right, it may do so only by written notice to Landlord (the "Termination Notice") given no later than the date which is 180 days prior to the Early Termination Date, time being of the essence as to such date, together with the payment to Landlord by check, subject to collection, of an amount equal to One Hundred Sixty Thousand Dollars ($160,000.00) (the "Termination Fee").

      42.02 In the event Tenant exercises the Termination Right pursuant to this
Article 42, (i) this Lease shall terminate on the Early Termination Date, as if such date were the Expiration Date, and (ii) Tenant shall vacate and surrender the Demised Premises to Landlord on or before the Early Termination Date. The Termination Notice, once given, shall be irrevocable. If Tenant shall fail to duly terminate this Lease when and as required by the terms of this Article 42 and/or shall fail to include payment to Landlord of the Termination Fee provided for above together with the Termination Notice, or if Tenant's check for the Termination Fee shall be returned unpaid due to lack of funds or otherwise, the Termination Right provided for in this Article shall cease and expire and this Lease shall continue for the balance of the Term hereof remaining."

      16. Miscellaneous. (a) The third sentence of Section 4.03 shall be amended so as to delete the number "$875.00", and by inserting in lieu thereof the number "$3,208.33".

            (b) The addresses to which copies of notices to Landlord shall be sent under Article 31 of the Lease shall be changed to:

                  If to Landlord:
                  c/o Murray Hill Properties LLC
                  440 Ninth Avenue, Penthouse
                  New York, New York 10001

                  with a copy to:

                  Allen M. Wieder, Esq.
                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019

            (c) Tenant hereby represents and warrants to Landlord that: (i) it has full right, power and authority to enter into this Amendment and that the person or persons executing this Amendment on behalf of Tenant are authorized to do so; (ii) the Lease (as amended by this Amendment) represents the entire agreement between the parties with respect to the transaction contemplated herein, and all prior written or oral agreements, understandings, representations, warranties and statements are merged into this Amendment; (iii) as of the date hereof, there are existing no defenses or offsets which Tenant has against the enforcement of the Lease (as amended by this Amendment) by Landlord and Tenant has no knowledge of any event which with the giving of notice, the passage of time, or both, would constitute a default under the Lease (as amended by this Amendment); and (iv) Tenant is not entitled to any offsets, abatements, deductions or otherwise against the Fixed Rent or additional rent payable under the Lease (as amended by this Amendment) from and after the date hereof.

            (d) Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

            (e) In the event of any conflict or inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall prevail to the extent of such conflict or inconsistency.

            (f) This Amendment shall not be deemed to be binding upon Landlord until Landlord's execution and delivery of the same.


                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.


                                       "LANDLORD"
                                       ASC-CSFB 30 BROAD, LLC


                                       By:   ASC-CSFB 88, LLC

                                             By: ASC 88, LLC

                                                 By: Ascott & Smiles 88, Inc.


                                                     By: ______________________
                                                         Name: David A. Sturner
                                                         Title:  Vice President


                                       "TENANT"

                                       K-2 DESIGN, INC.


                                       By:  _________________________________
                                            Name:  Gary Brown
                                            Title:    Chief Operating Officer

                                    EXHIBIT A
                               ADDITIONAL PREMISES

                                    EXHIBIT B


                     LOWER MANHATTAN REAL PROPERTY ABATEMENT


                              LOWER MANHATTAN REAL
                               PROPERTY ABATEMENT

Tenant agrees to pay (i) all costs and expenses to make the Application, including but not limited to the filing fee, and (ii) all other fees regarding the Abatement covering this Lease. Tenant agrees that Tenant, and not Landlord,
(i) shall pursue the Abatement in a reasonable manner and (ii) be responsible to comply with all requirements ancillary to the Abatement, and in this regard, Tenant, and not Landlord, is fully responsible to timely submit, and for the accuracy of, the Application, all documentation ancillary to the Application (e.g., lease abstract, statement of expenditures on improvements, statement of number of employees), and all documentation ancillary to the Abatement (e.g., statement that requirements have been met, annual Certificate of Continuing Use, notification of Tenant's vacating), and Tenant agrees to indemnify and hold Landlord and Landlord's agents harmless from cost, loss, damage and liability relating to the Abatement and the law covering the Abatement with respect to this Lease, unless caused by Landlord's negligence or intentional misconduct. Landlord's only obligation regarding the Abatement shall be to reasonably cooperate with and respond in a timely manner to Tenant at no cost or expense to Landlord, and Landlord shall not be required to join Tenant in executing the Application and all ancillary documentation if doing so would result in any cost, loss, damage or liability to Landlord for which Tenant has not agreed to reimburse Landlord in writing or if Landlord has knowledge that the Application and all ancillary documentation are not accurately completed. Tenant acknowledges that (i) Landlord makes no representation that this Lease or the Additional Premises covered by this Lease is eligible for the Abatement, (ii) Landlord makes no representation that the Abatement covering this Lease, if any, will be obtained (or once obtained that the Abatement will continue in effect), and (iii) the effectiveness of this Lease and Tenant's obligation to pay all basic annual rent, additional rent and other charges (collectively, the "Rent") provided for under this Lease shall not be affected if the Abatement covering this Lease is not obtained (or once obtained the Abatement does not continue in effect). The Rent set forth in this Lease does not reflect the Abatement, and if the Abatement covering this Lease is granted and is in effect then the amount Landlord charges Tenant for Rent shall accurately reflect said Abatement. However, if and to the extent Landlord is not required to pay real estate taxes for any reason other than the Abatement, Landlord shall charge Tenant for Rent without reflecting the Abatement. Landlord and Tenant acknowledge that an expenditure of up to $35.00 per square foot of the Additional Premises (the "Expenditure Minimum") must be timely made to the Additional Premises and/or the common areas of the Building by Landlord and/or Tenant in order to qualify for the Abatement; Landlord's acknowledgment set forth above in this sentence does not require Landlord to (i) make any expenditure that Landlord has not otherwise agreed to make or (ii) consent to any improvements to be made by Tenant to which Landlord is not otherwise required to consent, and Landlord makes no representation that the Expenditure Minimum will be timely reached for this Lease. The calculation of (i) the amount of the Abatement covering this Lease, (ii) the Expenditure Minimum, and (iii) the square footage of the Additional Premises for purposes of completing the Application and calculating the Abatement covering this Lease only shall be calculated by applying (i) the Department of Finance number for the square footage of the Building and (ii) Tenant's Tax Share set forth in the Article of this Lease covering real estate tax payments; Landlord and Tenant agree that the above-mentioned calculations and square footages shall have no application except with regard to the Abatement. Landlord and Tenant acknowledge that the Abatement covering this Lease may be revoked if real estate taxes or water or sewer charges or other lienable charges on the Building are unpaid for one (1) year (unless delinquent amounts are paid as provided for in the law covering the Abatement). Tenant agrees that Tenant is only entitled to the benefits of the Abatement so long as Landlord's actual real estate tax payments are reduced to reflect the Abatement, and therefore there shall be no reduction in Tenant's payment of Fixed Rent in anticipation of the Abatement or for any reason other than the Abatement. The additional rent due and payable under the Article of this Lease regarding real estate tax payments is independent of and shall not be affected by or reflect the Abatement.

                                    EXHIBIT C

                             CLEANING SPECIFICATIONS


I.   GENERAL OFFICE AREAS

A.   Nightly

     1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept nightly, using approved dust-down preparations; wash flooring weekly; scrubbed when necessary.

              All unwaxed flooring used as corridors adjacent to the core shall be cleaned and wet mopped nightly.

     2. All linoleum, vinyl, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly using approved dust-down preparation. Waxing, if any, shall be done at Tenant's expense.

              Mop up and wash floors for spills, smears and foot tracks throughout, including Tenant's space, as needed and wash floor in general as required.

     3. All carpeting and rugs to be carpet swept nightly and vacuum cleaned weekly.

     4. Hand dust with treated cloth and wipe clean all furniture, fixtures, and radiator and window enclosures nightly.

     5. Empty and clean all waste receptacles nightly and remove from the Demised Premises wastepaper to designated areas.

     6.       Empty and clean all ash trays and screen all sand urns nightly.

     7. Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

     8.       Wash clean all water fountains and coolers nightly.

     9. Dust all door and other ventilating louvers within reach; dust wipe as necessary.

     10.      Dust all telephones nightly and wash monthly.

     11. Keep locker and slop sink rooms in a neat and orderly condition at all times.

     12.      Wipe clean all brass, if necessary; and other bright work nightly.

     13.      Sweep all private staircases nightly.

     14.      Metal doors of all elevator cars to be properly cleaned.

     15.      Remove all gum and foreign matter on sight.

     16.      Clean all glass furniture tops.

     17. Collect and remove wastepaper, cardboard boxes and waste material to a designated area in the premises.

     18. Dust and wash closet and coat room shelving, coat racks and flooring.

B. Periodic Cleaning - (To be performed as needed unless otherwise specified but not less than once each week or as hereinafter provided);

     1. Polish all aluminum, chrome, stainless steel, brass and other metal work, including trim and hardware, as necessary, using non-acid polish.

     2.       Vacuum all furniture fabric and drapes not less than once a week.

     3. Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, all vertical surfaces (doors, walls, window sills) including elevator doors and other surfaces, as necessary. Clean and sweep any vacant areas.

     4. Dust and clean electric fixtures, all baseboards and other fixtures or fittings as necessary, but not less than once each quarter.

C.   High Dusting

     1. Do all high dusting every three (3) months, unless otherwise specified, including, but not limited to, the following:

              (a) Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

              (b) Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks, ventilating louvers, grills, high moldings, and other surfaces not reached in nightly cleaning.

              (c) Dust all overhead pipes, sprinklers, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

              (d) Dust all Venetian blinds; wash annually. Dust all window frames.

              (e)     Dust exterior and interior of lighting fixtures.

              (f)     Wash all furniture glass as needed.

              (g) Vacuum and dust ceiling tiles around ventilators and clean air conditioning diffusers as required.


II.  ELEVATOR LOBBY AND PUBLIC CORRIDORS (MULTI-TENANT FLOORS)

     A. Vacuum floors nightly and machine scrub or shampoo floors monthly. Wax, buff, apply sealer and finishes as required.

     B.       Wipe down all metal surfaces in lobby nightly, and polish monthly.

     C. High dust and wash if necessary all electrical and air conditioning ceiling fixtures at least once per month.

     D.       Dust walls nightly and wash monthly.

     E.       Clean saddles daily and polish saddles monthly.

     F.       Clean cigarette urns, screen sand and supply sand as necessary.

     G.       Burned out lamps shall be replaced.


III. ELEVATORS

     A. Clean saddles and frames on floors above lobby once per week and vacuum dirt from door tracks nightly. Polish saddles monthly.

     B.       Dust elevator doors daily.

     C.       Clean floors twice daily and shampoo monthly.

IV.  LAVATORIES IN BASE PROJECT

     A.       Nightly

              1. Scour, wash and disinfect all toilet seats (both sides), basins, bowls, urinals and tile walls near urinals, throughout.

              2. Sweep and wash all lavatory floors using proper disinfectants.

              3. Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories.

              4. Hand dust and clean, washing where necessary, all partitions, dispensers and receptacles in all lavatories and rest rooms.

              5.      Service sanitary napkin dispensers.

              6. Empty paper towel and sanitary napkin disposal receptacles and remove paper to designated areas.

              7. Fill all toilet tissue holders, soap dispensers, towel dispensers and sanitary napkin vending dispensers.

              8.      Empty and clean sanitary disposal receptacles.

              9.      Clean and wash all receptacles and dispensers.

              10. Remove finger and scuff marks from painted and/or vinyl surfaces.

              11. Clean all slop sinks on all floors nightly and keep in a neat, orderly and clean condition at all times.

B.   Periodic

              1.      Clean and wash all partitions once every week.

              2. Scrub floors as necessary, but not less than once each week.

              3. Hand dust, clean and wash all tile walls and ceilings including washable acoustical tile, once each week, more if necessary.

              4. High dusting shall be done once each month which will include lights, walls and grills.

              5.      Wash all lighting fixtures monthly.